EXHIBIT 99.1

The Joint Corp. Announces Plans for Further Corporate Expansion in the Los Angeles Area and Entry Into Chicago Market

SCOTTSDALE, Ariz., Sept. 10, 2015 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national healthcare operator and franchisor of chiropractic clinics, today announced plans for further aggressive corporate expansion in Los Angeles and Orange Counties, California and entry into the Chicago market. This initiative is in accordance with the Company's strategy to expand its brand presence nationally by developing and operating company-owned or managed clinics in concentrated clusters.

The Joint Corp. signed six new leases and expects to open approximately 12 new company-managed clinics by the end of 2015 in Los Angeles/ Orange County, California, the second largest metropolitan statistical area (MSA) in the country. The opening of these clinics will bring the total number of franchised and corporate clinics to approximately 24 in the Los Angeles/ Orange County market by the end of 2015. In addition, the Company has signed four leases and expects to open four company-managed clinics by the end of 2015 for its entry into the Chicago market, the country's third largest MSA. These clinics will open in concentrated clusters consistent with the Company's strategy to maximize market and brand impact and increase operational efficiencies.

Frank Joyce, chief financial officer of The Joint Corp., commented, "These planned clinic openings, together with previously opened and acquired clinics in Los Angeles; Orange County, California; San Diego; Tucson and Phoenix, mark significant milestones in our initiative to open new corporate clinics in 2015."

To help enable this aggressive growth strategy David Orwasher will transition from president and chief operating officer to the newly created position of chief development and strategy officer. Orwasher will focus solely on the Company's aggressive growth plans. In his new role, Orwasher will assume responsibility for a variety of additional strategic initiatives designed to expand the Company's business footprint and effectiveness. This includes working with Dr. James Edwards, the Company's chief chiropractic and compliance officer, to develop The Joint Corp.'s reputation within the chiropractic community. Orwasher will continue to report to John B. Richards, chief executive officer of The Joint Corp.

"I am pleased to have David focused on this critical expansion role where his previous industry-leading development experience at Starbucks will continue to bring great benefit and expertise to our aggressive growth plans," stated Mr. Richards.

About The Joint Corp.

Based in Scottsdale, Ariz., The Joint Chiropractic is reinventing chiropractic care by making quality alternative healthcare affordable for patients seeking pain relief and ongoing wellness. Our membership plans and packages eliminate the need for insurance, and our no-appointment policy, convenient hours and locations make care more accessible. The Joint performs more than two million spinal adjustments a year across 260+ clinics nationwide. For more information, visit www.thejoint.com, follow us on Twitter @thejointchiro and find us on Facebook, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in "Risk Factors" in The Joint Corp.'s Registration Statement on Form S-1. Words such as "anticipates", "believes", "continues", "estimates", "expects", "goal", "objectives", "intends", "may", "opportunity", "plans", "potential", "near-term", "long-term", "projections", "assumptions", "projects", "guidance", "forecasts", "outlook", "target", "trends", "should", "could", "would", "will" and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

CONTACT: Investor Contact:
         Peter Vozzo
         peter.vozzo@westwicke.com
         443-213-0505

         Media Contact:
         Marcia Rhodes
         mrhodes@acmarketingpr.com
         480-664-8412, ext. 15